As filed with the Securities and Exchange Commission on June 8, 2007

Registration No. 333-125006

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

WEBEX COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	77-0548319
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

David Farrington

Vice President

WebEx Communications, Inc.

3979 Freedom Circle

Santa Clara, CA 95054

(408) 435-7000

(Name, address and telephone number, including area code, of agent for service)

EXPLANATORY NOTE:

REMOVAL OF SECURITIES FROM REGISTRATION

The offering contemplated by this Registration Statement on Form S-8 (the “Registration Statement”) has terminated. Pursuant to the undertakings contained in Part II of the Registration Statement, the Registrant is removing from registration, by means of a post-effective amendment to the Registration Statement (the “Post-Effective Amendment”), any securities registered under the Registration Statement which remained unsold at the termination of the offering.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, the Registrant has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on this 8th day of June, 2007.

WEBEX COMMUNICATIONS, INC.

By:	/s/ David Farrington
	Name:	David Farrington
	Title:	Vice President